Exhibit 99.2

Confidential Treatment Requested by ITUS Corporation,

IRS Employer Identification No. 11-2622630

***CONFIDENTIAL TREATMENT REQUESTED***

Note: Confidential treatment requested with respect to certain portions hereof denoted with “[***]”

FIRST AMENDMENT TO THE COLLABORATIVE RESEARCH AGREEMENT

This FIRST AMENDMENT TO THE COLLABORATIVE RESEARCH AGREEMENT (the “First Amendment”) is made as of the 4th day of August, 2016 (the “First Amendment Effective Date”) by and between THE WISTAR INSTITUTE OF ANATOMY AND BIOLOGY, a Pennsylvania nonprofit corporation (“Wistar”) and ANIXA DIAGNOSTIC’ CORPORATION, a Delaware corporation (“Collaborator”).

WHEREAS, the parties entered into a collaborative research agreement on July 14, 2015, under which Collaborator agreed to support research in the laboratory of Frank J. Rauscher. III., Ph. D. (the “CRA”).

WHEREAS, the parties would like to amend the CRA to extend the term, revise termination provisions, and revise the scope of work and associated budget as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.

All capitalized terms not expressly defined herein shall have the meanings ascribed to them in the CRA.

2.

Section 3.1 (Term) of the CRA shall he deleted in its entirety and replaced with the following:

3.1

Term. The initial term of the Collaborative Research shall begin as of the Effective Date and shall end on the second anniversary hereof, unless terminated sooner pursuant to Section 8.1 hereof. This Agreement may be extended or renewed only by written agreement of both parties.

3.

The payment schedule table in Section 4.1 (Funding) of the CRA shall be deleted in its entirety and replaced with the following:

Due Date	Payment amount
Effective Date	$[***] USD
Within six (6) calendar months of the Effective Date	$[***] USD
Completion of Collaborative Research, or the first anniversary of the Effective Date, whichever is sooner	$[***] USD (waived)
First Amendment Effective Dale	$[***] USD
Within six (6) calendar months of the Effective Date	$[***] USD
Completion of Collaborative Research. or the first anniversary of the First Amendment Effective Date, whichever is sooner	$[***] USD

4.

Section 8.1(c) (Termination) of the CRA shall be deleted in its entirety and replaced with the following:

(c)

In addition, either party may terminate this Agreement for any reason upon ninety (90) days prior written notice to the other party. Except in the case where Collaborator wishes to transfer the project and associated budget to another Principal Investigator at Wistar in which case the Collaborator may terminate this Agreement upon thirty (30) days prior written notice to Wistar.

5.

Exhibit A of the CRA shall be deleted in its entirety and replaced with the attached Exhibit A-1.

6.

Exhibit B of the CRA shall be deleted in its entirety and replaced with the attached Exhibit B-1.

7.

Except as expressly amended or modified herein, any and all the terms and conditions of the CRA shall remain in full force and effect.

8.

This First Amendment, together with the CRA, embody the entire understanding between the parties relating to the subject matter thereof and supersedes all prior understandings and agreements, whether written or oral.

9.

Counterparts. This First Amendment shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of Wistar and Collaborator. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the duly authorized representatives or the parties hereby execute this First Amendment as of the dates below.

THE WISTAR INSTITUTE OF ANATOMY AND BIOLOGY		ANIXA DIAGNOSTIC CORPORATION
By:	/s/ Heather A. Steinman, Ph.D., M.B.A	By:	/s/ Robert Berman
Name:	Heather A. Steinman, Ph.D., M.B.A	Name:	Robert Berman
Title:	Vice President, Business Development and Executive Director, Technology Transfer	Title:	President
Date:	August 9, 2016	Date:	August 10, 2016

I have read, understand, and agree to the responsibilities of the Principle Investigator stated in this Agreement.
By:	/s/ Frank J. Rauscher, III, Ph.D.
Name:	Frank J. Rauscher, III, Ph.D.
Title:	Caspar Wistar Professor
Date:	August 9, 2016

Exhibit A-1

Verification of giant circulating macrophages by microfiltration using whole blood from tumor bearing patients

Rationale: There is extant published data showing that a “giant” circulating macrophage-like cell (DTA M cells) is present in whole blood in all tumor bearing humans tested, while none of these cells are detectable in non-tumor bearing human blood samples. These DTA M cells express macrophage markers, seem to be phagocytic and may be detected through a number of techniques. Detection of this cell and its functions could lead to development of a simple test for tumor bearing individuals, response to therapy etc. Verification of these observations and further development is needed to develop a commercial test by Collaborator.

Specific Aims:

1.

[***].

2.

[***].

3.

[***].

4.

[***].

Exhibit B-1

[***]